Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 12, 2007, relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.), appearing in Amendment No. 5 to Registration Statement No. 333-140626 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 8, 2007